Exhibit 3.2
                                     BYLAWS
                                       OF
                               L.B. Foster Company
                          (a Pennsylvania corporation)
                                   ...oo0oo...

                                    ARTICLE I

                      Notice - Waivers - Meetings Generally

         Section 1.01      Manner of giving notice.

     (a) General rule.--Whenever written notice is required to be given to any person under the provisions of the Business Corporation Law or by the articles or these bylaws, it may be given to the person either personally or by sending a copy thereof by first class or express mail, postage prepaid, or by telegram (with messenger service specified), telex or TWX (with answerback received) or courier service, charges prepaid, or by facsimile transmission, to the address (or to the telex, TWX or fax number) of the person appearing on the books of the corporation or, in the case of directors, supplied by the director to the corporation for the purpose of notice. If the notice is sent by mail, telegraph or courier service, it shall be deemed to have been given to the person entitled thereto when deposited in the United States mail or with a telegraph office or courier service for delivery to that person or, in the case of telex or TWX, when dispatched or, in the case of fax, when received. A notice of meeting shall specify the place, day and hour of the meeting and any other information required by any provision of the Business Corporation Law, the articles or these bylaws.

     (b) Adjourned shareholder meetings.--When a meeting of shareholders is adjourned, it shall not be necessary to give any notice of the adjourned meeting or of the business to be transacted at an adjourned meeting, other than by announcement at the meeting at which the adjournment is taken, unless the board fixes a new record date for the adjourned meeting or the Business Corporation Law, the articles or these bylaws require notice of the business to be transacted and such notice has not previously been given.

     Section 1.02 Notice of meetings of board of directors.--Notice of a regular meeting of the board of directors need not be given. Notice of every special meeting of the board of directors shall be given to each director by telephone or in writing at least 24 hours (in the case of notice by telephone, telex, TWX or fax) or 48 hours (in the case of notice by telegraph, courier service or express mail) or five days (in the case of notice by first class mail) before the time at which the meeting is to be held. Every such notice shall state the time and place of the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board need be specified in a notice of the meeting.


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     Section 1.03 Notice of meetings of  shareholders.--Written  notice of every meeting of the shareholders shall be given by, or at the direction of, the secretary to each shareholder of record entitled to vote at the meeting at least 20 days prior to the day named for the meeting. If the secretary neglects or refuses to give notice of a meeting, the person or persons calling the meeting may do so. In the case of a special meeting of shareholders, the notice shall specify the general nature of the business to be transacted. Notice by mail of any regular or special meeting of the shareholders may be sent by any class of postpaid mail.

     Section 1.04 Use of conference telephone and similar equipment.--The board of directors may provide by resolution with respect to a specific meeting or with respect to a class of meetings that one or more persons may participate in a meeting of the board of directors or of the shareholders of the corporation by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this section shall constitute presence in person at the meeting.

                                   ARTICLE II

                                  Shareholders

     Section 2.01 Place of meeting.--All meetings of the shareholders of the corporation shall be held at the registered office of the corporation unless another place is designated by the board of directors in the notice of a meeting.

     Section 2.02 Annual and Special Meetings.--Annual meetings of shareholders shall be held at a date, time and place fixed by the board of directors and stated in the notice of meeting, to elect a board of directors and to transact such other business as may properly come before the meeting. Special meetings of the shareholders may be called by the president for any purpose and shall be called by the president or secretary if directed by the board of directors.

         Section 2.03      Quorum and adjournment.

     (a) General rule.--A meeting of shareholders of the corporation duly called shall not be organized for the transaction of business unless a quorum is present. The presence of shareholders entitled to cast at least a majority of the votes that all shareholders are entitled to cast on a particular matter to be acted upon at the meeting shall constitute a quorum for the purposes of consideration and action on the matter. Shares of the corporation owned, directly or indirectly, by it and controlled, directly or indirectly, by the board of directors of this corporation, as such, shall not be counted in determining the total number of outstanding shares for quorum purposes at any given time.

     (b) Withdrawal of a quorum.--The shareholders present at a duly organized meeting can continue to do business until adjournment notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

     (c) Adjournments generally.--Any regular or special meeting of the shareholders, including one at which directors are to be elected and one which cannot be organized because a quorum has not attended, may be adjourned for such period and to such place as the shareholders present and entitled to vote shall direct.

     (d) Electing directors at adjourned meeting.--Those shareholders entitled to vote who attend a meeting called for the election of directors that has been previously adjourned for lack of a quorum, although less than a quorum as fixed in this section, shall nevertheless constitute a quorum for the purpose of electing directors.

     (e) Other action in absence of quorum.--Those shareholders entitled to vote who attend a meeting of shareholders that has been previously adjourned for one or more periods aggregating at least 15 days because of an absence of a quorum, although less than a quorum as fixed in this section, shall nevertheless constitute a quorum for the purpose of acting upon any matter set forth in the notice of the meeting if the notice states that those shareholders who attend the adjourned meeting shall nevertheless constitute a quorum for the purpose of acting upon the matter.

     Section 2.04 Action by shareholders.--Except as otherwise provided in the Business Corporation Law or the articles or these bylaws, whenever any corporate action is to be taken by vote of the shareholders of the corporation, it shall be authorized upon receiving the affirmative vote of a majority of the votes cast by all shareholders entitled to vote thereon and, if any shareholders are entitled to vote thereon as a class, upon receiving the affirmative vote of a majority of the votes cast by the shareholders entitled to vote as a class.

     Section 2.05 Advance notice of nominations and proposals.--A nomination of a person for election as a director or a proposal on any subject that, in either case, is made by a shareholder shall not be considered at any special or annual meeting of shareholders unless written notice thereof has been received by the secretary not less than 90 days in advance of the meeting or, if later, the seventh calendar day following the first public announcement of the date of the meeting. The shareholder making the nomination or proposal shall, upon request, promptly furnish to the board of directors such information as the board of directors shall reasonably request to enable it to evaluate the nominee or proposal and formulate a recommendation to the shareholders with respect to the nominee or proposal. For purposes of this Section 2.05, a meeting that is held pursuant to the adjournment for any reason of a previous meeting shall be deemed to be the same meeting as the previous meeting, and the date by which notice must be received pursuant to this Section 2.05 shall be determined with reference to the date of the first meeting that was adjourned. If judges of election have not been appointed for a meeting, the presiding officer of the meeting may conclusively determine whether a nomination or proposal has been made in accordance with this Section 2.05. The procedures of this Section 2.05 shall not be deemed to create any right on the part of a shareholder to propose any particular business at a meeting of the shareholders.


     Section 2.06 Organization.--At every meeting of the shareholders, the chairman of the board, if there be one, or, in the case of a vacancy in office or absence of the chairman of the board, one of the following officers present in the order stated: the vice chairman of the board, if there be one, the president, the vice presidents in their order of rank and seniority, or a person chosen by majority vote of the shareholders present, shall act as chairman of the meeting. The secretary or, in the absence of the secretary, an assistant secretary, or, in the absence of the secretary and assistant secretaries, a person appointed by the chairman of the meeting, shall act as secretary.

     Section 2.07 Proxy expenses.--The corporation shall pay the reasonable expenses of solicitation of votes, proxies or consents of shareholders by or on behalf of the board of directors or its nominees for election to the board, including solicitation by professional proxy solicitors and otherwise.

     Section 2.08 Consent of shareholders in lieu of meeting.--Any action required or permitted to be taken at a meeting of the shareholders or of a class of shareholders may be taken without a meeting only upon the unanimous written consent of all shareholders who would have been entitled to vote thereon at a meeting of shareholders called to consider the matter.

                                   ARTICLE III

                               Board of Directors

         Section 3.01      Personal liability of directors.

     (a) General rule.--A director shall not be personally liable, as such, for monetary damages for any action taken, or any failure to take any action, unless:

     (1) the director has breached or failed to perform the duties of his or her office under 15 Pa.C.S. Subch. 17B; and

     (2) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness.

     (b) Exceptions.--Subsection (a) shall not apply to:

     (1) the responsibility or liability of a director pursuant to any criminal statute, or

     (2) the liability of a director for the payment of taxes pursuant to Federal, State or local law.

         Section 3.02      Qualifications and selection of directors.



     (a) Qualifications.--Each director of the corporation shall be a natural person of full age who need not be a resident of Pennsylvania or a shareholder of the corporation.

     (b) Election of directors.--Except as otherwise provided in these bylaws, directors of the corporation shall be elected by the shareholders. In elections for directors, voting need not be by ballot unless required by vote of the shareholders before the voting for election of directors begins. The candidates receiving the highest number of votes from each class or group of classes, if any, entitled to elect directors separately up to the number of directors to be elected by the class or group of classes shall be elected. If at any meeting of shareholders, directors of more than one class are to be elected, each class of directors shall be elected in a separate election.

         Section 3.03      Number and term of office.

     (a) Number.--The board of directors shall consist of such number of directors, not less than 1 nor more than 15, as may be determined from time to time by resolution of the board of directors.

     (b) Term of office.--Each director shall hold office until the expiration of the term for which he or she was selected and until a successor has been selected and qualified or until his or her earlier death, resignation or removal. A decrease in the number of directors shall not have the effect of shortening the term of any incumbent director.

     (c) Resignation.--Any director may resign at any time upon written notice to the corporation. The resignation shall be effective upon receipt thereof by the corporation or at such subsequent time as shall be specified in the notice of resignation.

     Section 3.04 Place of meetings.--Meetings of the board of directors may be held at such place within or without Pennsylvania as the board of directors may from time to time appoint or as may be designated in the notice of the meeting.

     Section 3.05 Organization of meetings.--At every meeting of the board of directors, the chairman of the board, if there be one, or, in the case of a vacancy in the office or absence of the chairman of the board, one of the following officers present in the order stated: the vice chairman of the board, if there be one, the president, the vice presidents in their order of rank and seniority, or a person chosen by a majority of the directors present, shall act as chairman of the meeting. The secretary or, in the absence of the secretary, an assistant secretary, or, in the absence of the secretary and the assistant secretaries, any person appointed by the chairman of the meeting, shall act as secretary.

     Section 3.06 Regular meetings.--Regular meetings of the board of directors shall be held at such time and place as shall be designated from time to time by resolution of the board of directors.

     Section 3.07 Special meetings.--Special meetings of the board of directors shall be held whenever called by the chairman or by two or more of the directors.


         Section 3.08      Quorum of and action by directors.

     (a) General rule.--A majority of the directors in office of the corporation shall be necessary to constitute a quorum for the transaction of business and the acts of a majority of the directors present and voting at a meeting at which a quorum is present shall be the acts of the board of directors.

     (b) Action by written consent.--Any action required or permitted to be taken at a meeting of the directors may be taken without a meeting if, prior or subsequent to the action, a consent or consents thereto by all of the directors in office is filed with the secretary of the corporation.

         Section 3.09      Executive and other committees.

     (a) Establishment and powers.--The board of directors may, by resolution adopted by a majority of the directors in office, establish one or more committees to consist of one or more directors of the corporation. Any committee, to the extent provided in the resolution of the board of directors, shall have and may exercise all of the powers and authority of the board of directors except that a committee shall not have any power or authority as to the following:

     (1) The submission to shareholders of any action requiring approval of shareholders under the Business Corporation Law.

     (2) The creation or filling of vacancies in the board of directors.

     (3) The adoption, amendment or repeal of these bylaws.

     (4) The amendment or repeal of any resolution of the board that by its terms is amendable or repealable only by the board.

     (5) Action on matters committed exclusively by a resolution of the board of directors to another committee of the board.

     (b) Alternate committee members.--The board may designate one or more directors as alternate members of any committee who may replace any absent or disqualified member at any meeting of the committee or for the purposes of any written action by the committee. In the absence or disqualification of a member and alternate member or members of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another director to act at the meeting in the place of the absent or disqualified member.

     (c) Term.--Each committee of the board shall serve at the pleasure of the board.



     (d) Committee procedures.--The term "board of directors" or "board," when used in any provision of these bylaws relating to the organization or procedures of or the manner of taking action by the board of directors, shall be construed to include and refer to any executive or other committee of the board.

     Section 3.10 Compensation.--The board of directors shall have the authority to fix the compensation of directors for their services as directors and a director may be a salaried officer of the corporation.

                                                    ARTICLE IV

                                                     Officers

     Section 4.1 Officers generally.

     (a) Number, qualifications and designation.--The officers of the corporation shall be a president, one or more senior or regular vice presidents, a secretary, a treasurer, a controller, a general counsel, and such other officers as may be elected in accordance with the provisions of Section 4.03. Officers may but need not be directors or shareholders of the corporation. Each officer shall be a natural person of full age. The board of directors may elect from among the members of the board a chairman of the board and a vice chairman of the board who shall be officers of the corporation. Any number of offices may be held by the same person.

     (b) Resignations.--Any officer may resign at any time upon written notice to the corporation. The resignation shall be effective upon receipt thereof by the corporation or at such subsequent time as may be specified in the notice of resignation.

     (c) Bonding.--The corporation may secure the fidelity of any or all of its officers by bond or otherwise.

     Section 4.02 Election and term of office.--The officers of the corporation, except those elected by delegated authority pursuant to Section 4.03, shall be elected annually be the board of directors, and each such officer shall hold office for a term of one year and until a successor has been selected and qualified or until his or her earlier death, resignation or removal.

     Section 4.03 Subordinate officers, committees and agents.--The board of directors may from time to time elect such other officers and appoint such committees, employees or other agents as the business of the corporation may require, including one or more assistant secretaries, and one or more assistant treasurers, each of whom shall hold office for such period, have such authority, and perform such duties as are provided in these bylaws or as the board of directors may from time to time determine. The board of directors may delegate to any officer or committee the power to elect subordinate officers and to retain or appoint employees or other agents, or committees thereof and to prescribe the authority and duties of such subordinate officers, committees, employees or other agents.


     Section 4.04 Removal of officers and agents.--Any officer or agent of the corporation may be removed by the board of directors with or without cause. The removal shall be without prejudice to the contract rights, if any, of any person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

     Section 4.05 Vacancies.--A vacancy in any office because of death, resignation, removal, disqualification, or any other cause, shall be filled by the board of directors or by the officer or committee to which the power to fill such office has been delegated pursuant to Section 4.03, as the case may be, and if the office is one for which these bylaws prescribe a term, shall be filled for the unexpired portion of the term.

     Section 4.06 Authority.--All officers of the corporation, as between themselves and the corporation, shall have such authority and perform such duties in the management of the corporation as may be provided by or pursuant to resolutions or orders of the board of directors or in the absence of controlling provisions in the resolutions or orders of the board of directors, as may be determined by or pursuant to these bylaws.

     Section 4.07 The chairman and vice chairman of the board.--The chairman of the board or, in the absence of the chairman, the vice chairman of the board, shall preside at all meetings of the shareholders and of the board of directors and shall perform such other duties as may from time to time be requested by the board of directors.

     Section 4.08 The president.--The president shall be the chief executive officer of the corporation and shall have general supervision over the business and operations of the corporation, subject however, to the control of the board of directors. The president shall sign, execute, and acknowledge, in the name of the corporation, deeds, mortgages, bonds, contracts or other instruments authorized by the board of directors, except in cases where the signing and execution thereof shall be expressly delegated by the board of directors, or by these bylaws, to some other officer or agent of the corporation; and, in general, shall perform all duties incident to the office of president and such other duties as from time to time may be assigned by the board of directors.

     Section 4.09 The vice presidents.--The vice presidents shall perform the duties of the president in the absence of the president and such other duties as may from time to time be assigned to them by the board of directors or the president.



     Section 4.10 The secretary.--The secretary or an assistant secretary shall attend all meetings of the shareholders and of the board of directors and shall record all the votes of the shareholders and of the directors and the minutes of the meetings of the shareholders and of the board of directors and of committees of the board in a book or books to be kept for that purpose; shall see that notices are given and records and reports properly kept and filed by the corporation as required by law; shall be the custodian of the seal of the corporation and see that it is affixed to documents executed on behalf of the corporation under its seal; and, in general, shall perform all duties incident to the office of secretary, and such other duties as may from time to time be assigned by the board of directors or the president.

     Section 4.11 The treasurer.--The treasurer or an assistant treasurer shall have or provide for the custody of the funds or other property of the corporation; shall collect and receive or provide for the collection and receipt of moneys earned by or in any manner due to or received by the corporation; shall deposit all funds in his or her custody as treasurer in such banks or other places of deposit as the board of directors may from time to time designate; shall, whenever so required by the board of directors, render an account showing all transactions as treasurer and the financial condition of the corporation; and, in general, shall discharge such other duties as may from time to time be assigned by the board of directors or the president.

     Section 4.12 Salaries.--The salaries of the officers elected by the board of directors shall be fixed from time to time by the board of directors or by such officer as may be designated by resolution of the board. The salaries or other compensation of any other officers, employees and other agents shall be fixed from time to time by the officer or committee to which the power to elect such officers or to retain or appoint such employees or other agents has been delegated pursuant to Section 5.03. No officer shall be prevented from receiving such salary or other compensation by reason of the fact that the officer is also a director of the corporation.

                                    ARTICLE V

                                     Shares

     Section 5.01 Record holder of shares.--The corporation shall be entitled to treat the person in whose name any share or shares of the corporation stand on the books of the corporation as the absolute owner thereof, and shall not be bound to recognize any equitable or other claim to, or interest in, such share or shares on the part of any other person.

     Section 5.02 Lost, destroyed or mutilated certificates.--The holder of any shares of the corporation shall immediately notify the corporation of any loss, destruction or mutilation of the certificate therefor, and the board of directors may, in its discretion, cause a new certificate or certificates to be issued to the holder, in case of mutilation of the certificate, upon the surrender of the mutilated certificate or, in case of loss or destruction of the certificate, upon satisfactory proof of the loss or destruction and, if the board of directors shall so determine, the deposit of a bond in such form and in such sum, and with such surety or sureties, as it may direct.

                                   ARTICLE VI

                   Indemnification of Directors, Officers and
                        Other Authorized Representatives


     Section 6.01 General.--To the fullest extent permitted by Pennsylvania law, the corporation shall, in the case of directors and/or officers, and may, at the discretion of the Board of Directors in the case of employees and/or agents of the corporation, defend, indemnify and hold harmless any such person who was or is a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including, without limitation, an action, suit or proceeding by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding. The indemnification provided by, or granted pursuant to, this Article VI shall, unless otherwise provided when authorized or ratified in the case of an employee or agent, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.


     Section 6.02 Interpretation.--The provisions of this Article are intended to constitute bylaws authorized by 15 Pa.C.S. 1746.

                                   ARTICLE VII

                                  Miscellaneous

     Section 7.01 Fiscal year.--The fiscal year of the corporation shall fixed by the Board of Directors.

     Section 7.02 Amendment of bylaws.

     (a) General rule.--Except as provided in this Section 7.02 with respect to this Section 7.02 and Section 2.05, these bylaws may be amended either (i) by vote of the shareholders at any duly organized annual or special meeting of shareholders, or (ii) regardless of whether the shareholders have previously adopted or approved the bylaw being amended, by action of the Board of Directors. The shareholders may amend Section 2.05, or this Section 7.02 only by the affirmative vote of not less than two-thirds of the votes that all shareholders, voting as a single class, are entitled to cast thereon.

     (b) Notification by shareholders.--The notice of a meeting of the shareholders that will act on an amendment to these bylaws shall state that the purpose, or one of the purposes, of the meeting is to consider an amendment of the bylaws and there shall be included in, or enclosed with, the notice a copy of the proposed amendment or a summary of the changes to be effected thereby.